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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                         TOYOTA MOTOR CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)


                  CALIFORNIA                                    95-3775816
(State of incorporation or organization)                      (IRS Employer)
                                                            Identification No.)

19001 S. WESTERN AVENUE, TORRANCE, CALIFORNIA                      90509
(Address of principal executive offices)                         (Zip Code)

Securities Act registration statement file number to which this form relates:
333-89659

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
       -------------------                        ------------------------------

5.49% Fixed Rate Medium-Term Notes                   New York Stock Exchange
         due January 17, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Information concerning the Registrant's 5.49% Fixed Rate Medium-Term Notes due January 17, 2003 is incorporated herein by reference to
(i) the Section entitled "Description of Debt Securities" contained in the prospectus (the "Prospectus") dated January 12, 2000 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b); (ii) the Section entitled "Description of the Notes" contained in the Prospectus Supplement dated January 12, 2000 filed with the Commission pursuant to Rule 424(b); and (iii) the Pricing Supplement dated January 10, 2001 filed with the Commission pursuant to Rule 424(b).

ITEM 2.  EXHIBITS.

         1.1   Specimen of Fixed Rate Global Medium-Term Note.

         1.2 Indenture dated as of August 1, 1991 between the Registrant and The Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(a)(1) filed with the Registrant's Registration Statement on Form S-3, File No. 333-60913, filed with the Commission on August 7, 1998).

         1.3 First Supplemental Indenture dated as of October 1, 1991 among the Registrant, Bankers Trust Company and The Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(b)(2) filed with the Registrant's Registration Statement on Form S-3, File No. 333-60913).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             TOYOTA MOTOR CREDIT CORPORATION



Date: January 12, 2001                       By: /s/ GEORGE E. BORST
                                                 -------------------------------
                                                 George E. Borst
                                                 President and
                                                 Chief Executive Officer

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